UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2015

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

180 State Street, Suite 225

Southlake, Texas 76092

(Address of principal executive office) (Zip Code)

(817) 865-5830
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The information called for by this item is contained in Item 5.02, which is incorporated by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On May 1, 2015, Mr. Robert Lane resigned as Chief Financial Officer of Emerge Energy Services GP LLC (the “General Partner”), the general partner of Emerge Energy Services LP (the “Partnership”), effective as of the close of business on May 1, 2015.  Mr. Lane will continue to serve the General Partner until May 31, 2015 to ensure a smooth transition as his successor takes over his duties as Chief Financial Officer.  In connection with his departure, the General Partner anticipates that Mr. Lane will be eligible to receive a cash severance payment of approximately $401,000.

Appointment of Chief Financial Officer

On May 4, 2015, the Board of Directors of the General Partner appointed Jody Tusa as the General Partner’s Chief Financial Officer, effective immediately, to replace Mr. Lane.

In this role, Mr. Tusa will act as the principal financial officer of the General Partner of the Partnership. Prior to his appointment as Chief Financial Officer, Mr. Tusa, age 56, served as the President of Compression JCT Holding Corporation.  Prior to that role, Mr. Tusa served as the Chief Financial Officer of USA Compression Partners, LP (NYSE:USAC) from 2008 until January 2015. From 2001 until 2007, Mr. Tusa was Chief Financial Officer of Comsys IT Partners, Inc. and previously has held various finance officer positions since 1987.  Mr. Tusa holds an M.B.A. from Louisiana State University where he graduated with highest honors and a BBA in accounting from Texas State University.

The General Partner entered into an employment letter with Jody Tusa (the “Agreement”), pursuant to which, starting on May 4, 2015, Mr. Tusa will serve as the Chief Financial Officer of the General Partner.

The Agreement provides for (i) an annual base salary of $335,000 and (ii) the opportunity to earn an annual cash bonus targeted at an amount equal to 75% of Mr. Tusa’s annual base salary, determined based on the achievement of applicable performance targets.  Mr. Tusa is also entitled under the Agreement to participate in customary benefit plans on the same basis as other similarly situated employees.  Additionally, in connection with Mr. Tusa’s relocation to the Dallas/Fort Worth area, the Agreement provides that Mr. Tusa will be reimbursed for (A) 50% of any seller’s real estate brokerage fees incurred in the connection with the sale of Mr. Tusa’s residence in Austin, Texas, (B) moving expenses in an amount not to exceed $90,000, and (C) up to $2,000 per month to rent an apartment in the Dallas/Fort Worth area until October 31, 2015.

The Agreement also provides that Mr. Tusa will be granted two phantom unit awards, with each award covering a number of units of the Partnership equal to $100,000 divided by the per-unit closing price on May 4, 2015 (the “Phantom Unit Awards”).  The first Phantom Unit Award (the “Time-Vesting Award”) will vest with respect to 25% of the covered units on each of the first, second, third and fourth anniversaries of May 4, 2015 (each such anniversary, a “Vesting Date”), subject to Mr. Tusa’s continued service with the General Partner.  The second Phantom Unit Award will remain outstanding for five years, and will vest (i) with respect to 50% of the covered units, on the date on which the per-unit closing price equals or exceeds one and one-half times the per-unit closing price on May 4, 2015, and (ii) with respect to 50% of the covered units, on the date on which the per-unit closing price equals or exceeds two times the per-unit closing price on May 4, 2015, in each case subject to Mr. Tusa’s continued service with the General Partner.  The Phantom Unit Awards will be made pursuant to the Partnership’s 2013 Long-Term Incentive Plan (the “LTIP”), and will be issued in tandem with fully-vested distribution equivalent rights.

In the event of a “change in control” (as defined in the LTIP), the Phantom Unit Awards will accelerate and vest in full, subject to Mr. Tusa’s continued service with the General Partner until immediately prior to such change in control.

In addition, the Agreement provides that the General Partner expects to grant Mr. Tusa two additional phantom unit awards in the first calendar quarter of 2016, subject to Mr. Tusa’s continued service with the General Partner through the applicable grant date, with each award covering a number of Partnership units equal to $175,000 divided by the per-unit closing price on the applicable grant date, and with similar vesting terms as the Phantom Unit Awards.

Under the Agreement, if Mr. Tusa’s employment is terminated by the General Partner without “cause” (as defined in the Agreement), other than due to Mr. Tusa’s death or disability, then subject to Mr. Tusa’s execution and non-revocation of a general release of claims in a form satisfactory to the General Partner, Mr. Tusa will be entitled to the following payments and benefits:

•                  a lump sum payment equal to 12 months of Mr. Tusa’s then-current annual base salary; and

•                  accelerated vesting of the Time-Vesting Award with respect to the number of units that would have vested on the Vesting Date immediately following Mr. Tusa’s termination, pro-rated based on the number of days elapsed from the Vesting Date immediately preceding Mr. Tusa’s termination (or Mr. Tusa’s start date, if no such Vesting Date has occurred) through Mr. Tusa’s termination date.

The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by the terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference herein.

There are no family relationships between Mr. Tusa and any director or other executive officer of the General Partner and he was not selected by the General Partner’s board of directors to serve as CFO pursuant to any arrangement or understanding with any person.

Item 8.01  Other Events.

On May 4, 2015, the Partnership issued a press release announcing the appointment of Mr. Tusa as the new Chief Financial Officer of the General Partner.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Letter, dated April 13, 2015, between Emerge Energy Services GP LLC and Jody Tusa.

99.1	Press release dated May 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: May 4, 2015	By:	/s/ Rick Shearer
		Name:	Rick Shearer
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Letter, dated April 13, 2015, between Emerge Energy Services GP LLC and Jody Tusa.

99.1	Press release dated May 4, 2015